Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2022, relating to the financial statements of The Charles Schwab Corporation and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Dallas, TX

May 18, 2022